Exhibit 99.1

AboveNet, Inc.
and Subsidiaries

Consolidated Financial Statements

ABOVENET, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

  of AboveNet, Inc. and Subsidiaries

White Plains, New York

We have audited the accompanying consolidated balance sheets of AboveNet, Inc. and subsidiaries (the “Company”) as of December 31, 2005, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity, cash flows and comprehensive loss for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.   The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AboveNet, Inc. and subsidiaries as of December 31, 2005, 2004 and 2003, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/    BDO Seidman, LLP

New York, New York

August 1, 2007

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share information)

	December 31,
	2005	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$45.9	$45.3	$105.1
Restricted cash and cash equivalents	4.4	3.9	3.9
Accounts receivable, net of allowances of $1.8, $1.3 and $1.0, respectively	14.7	15.5	26.2
Prepaid costs and other current assets	11.0	15.1	25.4
Current assets of discontinued operations	0.8	1.9	3.3
Total current assets	76.8	81.7	163.9

Property and equipment, net of accumulated depreciation and amortization of $94.8, $53.7 and $13.0, respectively	305.2	312.3	328.6
Other assets	2.6	5.8	5.9
Non-current assets of discontinued operations	0.4	0.4	0.6
Total assets	$385.0	$400.2	$499.0

LIABILITIES:
Current liabilities:
Accounts payable	$10.2	$11.7	$20.3
Accrued expenses	55.1	60.1	55.0
Deferred revenue-current portion	16.4	13.1	16.0
Current liabilities of discontinued operations	0.9	0.8	1.8
Total current liabilities	82.6	85.7	93.1
Deferred revenue	93.8	91.6	85.0
Other long-term liabilities	40.5	50.9	46.4
Long-term debt	—	—	70.0
Long-term liabilities of discontinued operations	1.2	1.1	0.9
Total liabilities	218.1	229.3	295.4

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 10,000,000 shares authorized, $0.01 par value, none issued or outstanding	—	—	—
Common stock, 30,000,000 shares authorized, $0.01 par value, 10,466,444 issued and 10,451,167 outstanding as of December 31, 2005 and 10,424,093 and 10,418,992 issued and outstanding as of December 31, 2004 and 2003, respectively	0.1	0.1	0.1
Additional paid-in capital	237.5	233.5	228.5
Treasury stock at cost, 15,277 shares	(0.5)	—	—
Accumulated other comprehensive income	2.5	1.6	1.5
Accumulated deficit	(72.7)	(64.3)	(26.5
Total shareholders’ equity	166.9	170.9	203.6
Total liabilities and shareholders’ equity	$385.0	$400.2	$499.0

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share information)

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Revenue	$219.7	$189.3	$59.6
Costs of revenue (excluding depreciation and amortization, shown separately below)	119.2	112.2	36.9
Selling, general and administrative expenses	69.6	71.7	32.6
Depreciation and amortization	43.1	40.8	13.0
Operating loss	(12.2)	(35.4)	(22.9)
Other income (expense):
Interest income	1.3	1.1	0.5
Interest expense	(5.9)	(11.1)	(4.9)
Other income, net	9.6	9.2	1.4
Loss from continuing operations before income taxes	(7.2)	(36.2)	(25.9)
Provision for income taxes	0.4	0.5	0.3
Loss from continuing operations	(7.6)	(36.7)	(26.2)
Loss from discontinued operations, net of tax	(0.8)	(1.1)	(0.3)
Net loss	$(8.4)	$(37.8)	$(26.5)
Loss per share, basic and diluted:
Loss per share from continuing operations	$(0.72)	$(3.48)	$(2.49)
Loss per share from discontinued operations	(0.07)	(0.10)	(0.03)
Basic and diluted loss per share	$(0.79)	$(3.58)	$(2.52)
Weighted average number of common shares	10,596,244	10,550,249	10,499,961

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(in millions, except share information)

	Common Stock		Treasury Stock		Other Shareholders’ Equity
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
Balance at September 8, 2003, date of Reorganization	8,750,000	$0.1	—	$—	$174.9	$—	$—	$175.0
Issuance of common shares	1,668,992	—	—	—	50.0	—	—	50.0
Foreign currency translation adjustments	—	—	—	—	—	1.5	—	1.5
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	3.6	—	—	3.6
Net loss	—	—	—	—	—	—	(26.5)	(26.5)
Balance at December 31, 2003	10,418,992	0.1	—	—	228.5	1.5	(26.5)	203.6
Issuance of common stock from exercise of warrants	5,101	—	—	—	0.1	—	—	0.1
Foreign currency translation adjustments	—	—	—	—	—	0.1	—	0.1
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	4.9	—	—	4.9
Net loss	—	—	—	—	—	—	(37.8)	(37.8)
Balance at December 31, 2004	10,424,093	0.1	—	—	233.5	1.6	(64.3)	170.9
Issuance of common stock from exercise of warrants	1,229	—	—	—	—	—	—	—
Issuance of common stock from vested restricted stock	41,122	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	15,277	(0.5)	—	—	—	(0.5)
Foreign currency translation adjustments	—	—	—	—	—	0.9	—	0.9
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	4.0	—	—	4.0
Net loss	—	—	—	—	—	—	(8.4)	(8.4)
Balance at December 31, 2005	10,466,444	$0.1	15,277	$(0.5)	$237.5	$2.5	$(72.7)	$166.9

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Cash flows provided by (used in) operating activities:
Net loss	$(8.4)	$(37.8)	$(26.5)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Net loss from discontinued operations	0.8	1.1	0.3
Depreciation and amortization	43.2	40.8	13.0
Non-cash gain on settlement of liabilities	(9.0)	(8.6)	—
Provision for bad debts	0.3	0.5	—
Non-cash stock-based compensation expense	4.0	4.9	3.6
Loss on sale of data center	1.3	—	—
Gain on leased asset termination	(3.5)	—	—
Other	(0.1)	(0.8)	(1.1)
Changes in operating working capital:
Accounts receivable	(0.2)	10.7	0.6
Prepaid costs and other current assets	2.9	10.4	10.3
Accounts payable	(1.0)	(9.0)	(11.1)
Accrued expenses	2.8	6.5	(6.0)
Other assets	1.8	—	(0.2)
Deferred revenue and other long-term liabilities	8.7	7.1	9.0
Net cash provided by (used in) operating activities	43.6	25.8	(8.1)
Cash flows used in investing activities:
Purchases of property and equipment	(42.0)	(23.0)	(8.5)
Net cash used in investing activities	(42.0)	(23.0)	(8.5)
Cash flows (used in) provided by financing activities:
Change in restricted cash	(0.5)	—	0.2
Proceeds from sale of common stock	—	—	50.0
Proceeds from exercise of warrants	—	0.1	—
Purchase of treasury stock	(0.5)	—	—
Principal payments — capital lease obligation	(0.1)	(0.1)	—
Repayment of note payable	—	(62.5)	(8.4)
Net cash (used in) provided by financing activities	(1.1)	(62.5)	41.8
Effect of exchange rates on cash	(0.4)	0.2	0.4
Net cash provided by (used in) discontinued operations	0.5	(0.3)	(0.5)
Net increase (decrease) in cash and cash equivalents	0.6	(59.8)	25.1
Cash and cash equivalents, beginning of period	45.3	105.1	80.0
Cash and cash equivalents, end of period	$45.9	$45.3	$105.1

Supplemental cash flow information:
Cash paid for interest	$0.1	$6.9	$1.2
Cash paid for income taxes	$0.4	$0.5	$0.4

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in millions)

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Net loss	$(8.4)	$(37.8)	$(26.5)
Foreign currency translation adjustments	0.9	0.1	1.5
Comprehensive loss	$(7.5)	$(37.7)	$(25.0)

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in millions, except share and per share information)

NOTE 1:    BACKGROUND AND ORGANIZATION

Bankruptcy Filing and Reorganization

On May 20, 2002, Metromedia Fiber Network, Inc., (“MFN”) and substantially all of its domestic subsidiaries (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court.

On July 1, 2003 the Debtors filed an amended Plan of Reorganization (“Plan of Reorganization”) and amended Disclosure Statement (“Disclosure Statement”). On July 2, 2003, the Bankruptcy Court approved the Disclosure Statement and related voting procedures.  On August 21, 2003, the Bankruptcy Court confirmed the Plan of Reorganization.

The Plan of Reorganization governed the treatment of claims against and interest in each of the Debtors.  Under the Plan of Reorganization, creditors of the debtors received, or are to receive, the following distributions, as set forth in greater detail therein:

•                  Administrative expense claims (post-petition claims relating to actual and necessary costs of administering the bankruptcy estates and operating the business of the Debtors), professional fee claims, senior indentured trustee fee claims and priority tax claims were settled in cash.

•                  Certain secured claims were settled as follows:

1)              Class 1 (a) - secured claims received a note secured by substantially all of the assets of the Company,

2)              Class 1 (b) - secured claims were issued 944,773 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share,

3)              Class 2 - other secured claims were issued 3,369,876 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share,

4)              Class 3 - secured tax claims were settled in cash, and

5)              Class 4 - general secured claims were settled in cash.

•                  Class 5 - other priority claims were settled in cash.

•                  Unsecured note holder claims and general unsecured claims of MFN were settled by the issuance of 1,685,433 shares of common stock, the right to purchase an allocated percentage of shares of common stock at $29.9543 per share, five year stock warrants to purchase 709,459 shares of common stock at $20.00 per share (expiring September 8, 2008) and seven year stock warrants to purchase 834,658 shares of common stock at $24.00 per share (expiring September 8, 2010), and certain avoidance proceeds collected by the Company.

•                  Subsidiary unsecured claims were settled by authorizing the issuance of 2,749,918 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share.

•                  Convenience claims were settled in cash.

The Debtors emerged from proceedings under Chapter 11 of the Bankruptcy Code on September 8, 2003 (the “Effective Date”).  In accordance with its Reorganization Plan, on August 29, 2003 MFN changed its name to AboveNet, Inc. (together with its subsidiaries, the “Company”).  Equity interests in MFN received no distribution under the Plan of Reorganization and the equity securities of MFN were cancelled.

Business

The Company is a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure and co-location services to communications carriers and corporate customers, principally in the United States and United Kingdom.

NOTE 2:    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

A summary of the basis of presentation and the significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  These consolidated financial statements include the accounts of the Company.  In the opinion of management, the accompanying consolidated financial statements reflect all adjustments considered necessary for a fair presentation of the Company’s results as of December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the disclosure of contingent assets and liabilities in the consolidated financial statements and the accompanying notes and the reported amounts of revenue and expenses during the periods presented.  Estimates are used when accounting for certain items such as accounts receivable allowances, property taxes, transaction taxes and deferred taxes. The estimates the Company makes are based on historical factors, current circumstances and the experience and judgment of the Company’s management.  The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company’s evaluations.  Actual amounts and results could differ from such estimates due to subsequent events which could have a material effect on the Company’s prospective financial statements.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Fresh Start Accounting

On September 8, 2003, the Company authorized 10,000,000 shares of preferred stock (with a $0.01 par value) and 30,000,000 shares of common stock (with a $0.01 par value).  The holders of common stock will be entitled to one vote for each issued and outstanding share, and will be entitled to receive dividends, subject to the rights of the holders of preferred stock. Preferred stock may be issued from time to time in one or more classes or series, each of which classes or series shall have such distributive designation as determined by the Board of Directors. In the event of any liquidation, the holders of the common stock will be entitled to receive the assets of the Company available for distribution, after payments to creditors and holders of preferred stock.

Pursuant to the Plan of Reorganization, upon the Company’s emergence from bankruptcy, the Company issued 8,750,000 shares of common stock to its pre-petition creditors and the right to purchase 1,669,210 shares of common stock at a price of $29.9543, under a rights offering, of which, the rights to 1,668,992 shares have been exercised.  In addition, 1,064,956 shares of common stock were reserved for issuance under the Company’s 2003 Incentive Stock Option and Stock Unit Grant Plan (see Note 9, “Stock-based Compensation”), 709,459 shares of common stock were reserved for issuance upon the exercise of the five year stock purchase warrants, exercisable at a price of $20 per share and 834,658 shares of common stock were reserved for issuance upon the exercise of the seven year stock purchase warrants, exercisable at a price of $24 per share.

The Company’s emergence from bankruptcy resulted in a new reporting entity with no retained earnings or accumulated losses, effective as of September 8, 2003. Although the effective date of the Plan of Reorganization was September 8, 2003, the Company accounted for the consummation of the Plan of Reorganization as if it occurred on August 31, 2003 and implemented Fresh Start accounting as of that date.  There were no significant transactions during the period from August 31, 2003 to September 8, 2003.  Fresh start accounting requires the Company to allocate the reorganization value of its assets and liabilities based upon their estimated fair values, in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”).  To facilitate the calculation of the enterprise value, the Company developed a set of financial projections which were utilized by an expert to estimate the enterprise value.  The expert utilized various valuation methodologies, including, (1) a comparison of the Company and its projected performance to the market values of comparable companies, (2) a review and analysis of several recent transactions of companies in similar industries to the Company, and (3) a calculation of the enterprise value of the future cash flows under the projections.

Adopting fresh start accounting resulted in material adjustments to the historical carrying values of the Company’s assets and liabilities.  The reorganization value was allocated by the Company to its assets and liabilities based upon their fair values.  The Company engaged an independent appraiser to determine the fair market value of its property and equipment.  The determination of fair values of assets and liabilities is subject to significant estimates and assumptions.  The unaudited fresh start adjustments reflected at September 8, 2003 consisted of the following:  (i) reduction of property and equipment, (ii) reduction of indebtedness, (iii) reduction of vendor payables, (iv) reduction of the carrying value of deferred revenue, (v) increase of deferred rent to fair market value, (vi) cancellation of MFN’s common stock and additional paid in capital, in accordance with the Plan of Reorganization, (vii) issuance of new AboveNet, Inc. common stock and additional paid in capital, and (viii) elimination of the comprehensive loss and accumulated deficit accounts in accordance with fresh start accounting.

The resulting balance sheet at fresh start is as follows:

ASSETS:
Current assets:
Cash and cash equivalents	$80.0
Restricted cash and cash equivalents	4.1
Accounts receivable, net of allowances of $1.2	26.1
Prepaid costs and other current assets	35.5
Current assets of discontinued operations	14.1
Total current assets	159.8
Property and equipment	331.2
Other assets	5.7
Non-current assets of discontinued operations	0.6
Total assets	$497.3

LIABILITIES:
Current liabilities:
Accounts payable	$30.9
Accrued expenses	62.5
Deferred revenue-current portion	14.5
Current liabilities of discontinued operations	12.1
Total current liabilities	120.0
Deferred revenue	78.4
Other long-term liabilities	45.0
Long-term debt	78.4
Long-term liabilities of discontinued operations	0.5
Total liabilities	322.3

SHAREHOLDERS’ EQUITY:
Preferred stock, 10,000,000 shares authorized, $.01 par value, none issued	—
Common stock, 30,000,000 shares authorized, $.01 par value, 8,750,000 issued and outstanding	0.1
Additional paid-in capital	174.9
Total shareholders’ equity	175.0
Total liabilities and shareholders’ equity	$497.3

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Principles of Consolidation

           The consolidated financial statements include the accounts of the Company, as applicable, and its wholly-owned subsidiaries. Consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue derived from leasing fiber optic telecommunications infrastructure and the provision of telecommunications and co-location services is recognized as services are provided. Non-refundable payments received from customers before the relevant criteria for revenue recognition are satisfied, are included in deferred revenue in the accompanying consolidated balance sheets and are subsequently amortized into income over the related service period.

In accordance with SEC Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements” (“SAB No. 101”), as amended by SEC Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB No. 104”), the Company generally amortizes revenue related to installation services on a straight-line basis over the contracted customer relationship, which ranges from two to ten years.

Non-Monetary Transactions

The Company may exchange capacity with other capacity or service providers.  In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 153 “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29”.  SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The Company’s adoption of SFAS No. 153 on July 1, 2005 did not have a material affect on the consolidated financial position or results of operations of the Company.  Prior to the Company’s adoption of SFAS No. 153, nonmonetary transactions were accounted for in accordance with APB No. 29 “Accounting for Nonmonetary Transactions” (“APB No. 29”), where an exchange for similar capacity is recorded at a historical carryover basis and dissimilar capacity is accounted for at fair market value with recognition of any gain or loss.  There were no gains or losses from nonmonetary transactions for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003.

Operating Leases

The Company leases office and equipment space, and maintains equipment rentals, right of way contracts, building access fees and network capacity under various non-cancelable operating leases. The lease agreements, which expire at various dates through 2015, are subject, in many cases, to renewal options and provide for the payment of taxes, utilities and maintenance. Certain lease agreements contain escalation clauses over the term of the lease related to scheduled rent increases resulting from the pass through of increases in operating costs, property taxes and the effect on costs from changes in consumer price indices. In accordance with “SFAS” No. 13, “Accounting for Leases”, the Company recognizes rent expense on a straight-line basis and records a liability representing the difference between straight-line rent expense and the amount payable as an increase or decrease to a deferred liability. Any leasehold improvements related to operating leases are amortized over the lesser of their economic lives or the remaining lease term. Rent-free periods and other incentives granted under certain leases are recorded as reductions to rent expense on a straight-line basis over the related lease terms.

Cash and Cash Equivalents and Restricted Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value.  Restricted cash and cash equivalents are comprised of outstanding letters of credit issued in favor of various third parties.

Accounts Receivable, Allowance for Doubtful Accounts and Sales Credits

Accounts receivable are customer obligations for services sold to such customers under normal trade terms.  The Company’s customers are primarily communications carriers, corporate and government customers, located primarily in the United States and United Kingdom.  The Company performs periodic credit evaluations of its customers’ financial condition. The Company provides allowances for doubtful accounts and sales credits.  Provisions for doubtful accounts are recorded in selling, general and administrative expenses, while allowances for sales credits are recorded as reductions of revenue.  The adequacy of the reserves is evaluated utilizing several factors including length of time a receivable is past due, changes in the customer’s credit worthiness, customer’s payment history, the length of the customer’s relationship with the Company, current industry trends and the current economic climate.

Property and Equipment

Property and equipment are stated at their preliminary estimated fair values as of the Effective Date as determined by the Company’s reorganization value. Purchases of property and equipment subsequent to the Effective Date are stated at cost, net of depreciation and amortization.  Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred.  Costs incurred prior to a capital project’s completion are reflected as construction in progress, which is reclassified to property and equipment at the date the project is complete.  Certain internal direct labor costs of constructing or installing property and equipment are capitalized.  Capitalized direct labor amounted to $4.0, $3.1 and $1.0 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.  Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements, which are amortized over the lesser of the estimated useful lives or the term of the lease.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Estimated useful lives of the Company’s property and equipment are as follows:

Building	37.5 years
Network infrastructure assets	20 years
Transmission equipment	3 to 7 years
Furniture, fixtures and equipment	3 to 5 years
Leasehold improvements	Lesser of estimated useful life or the lease term

When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation is removed from the accounts, and resulting gains or losses are reflected in net income (loss).  The Company fully depreciated the remaining carrying value of the network infrastructure removed or rendered unusable amounting to $0.4, $0.1 and $0.1 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.

From time to time, the Company is required to replace or re-route existing fiber due to structural changes such as construction and highway expansions, which is considered a “relocation”.  In such instances, the Company fully depreciates the remaining carrying value of network infrastructure removed or rendered unusable and capitalizes the new fiber and associated construction costs placed into service, which is reduced by any reimbursements received for such costs. The Company capitalized relocation costs amounting to $2.0, $0.8 and $0.5 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically evaluates the recoverability of its long-lived assets and evaluates such assets for impairment whenever events or circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value of such asset. No impairment losses were recorded for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003.

Treasury Stock

Treasury stock is accounted for under the cost method.

Asset Retirement Obligations

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations”, (“SFAS No. 143”), the Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations are recorded as “other long-term liabilities”, are capitalized as part of the carrying amount of the related long-lived assets, and are depreciated over the life of the associated asset.  Asset retirement obligations aggregated $5.4, $5.6 and $5.3 at December 31, 2005, 2004 and 2003, respectively, of which $3.1, $3.6 and $3.4, respectively, were included in “Accrued expenses” and $2.3, $2.0 and $1.9, respectively were included in “Other long-term liabilities”.  Accretion expense, which is included in “Interest expense”, amounted to $0.2, $0.2 and $0.1 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.

Income Taxes

The provision for income taxes, income taxes payable and deferred income taxes are provided for in accordance with the liability method.  Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized.

The Company’s reorganization has resulted in a significantly modified capital structure as a result of applying fresh-start accounting in accordance with SOP 90-7 on the Effective Date. Fresh-start accounting has important consequences on the accounting for the realization of valuation allowances, related to net deferred tax assets that existed on the Effective Date but which arose in pre-emergence periods. Specifically, fresh start accounting requires the reversal of such allowances to be recorded as a reduction of intangible assets until exhausted and thereafter as additional paid in capital. This treatment does not result in any change in liabilities to taxing authorities or in cash flows.

Undistributed earnings of the Company’s foreign subsidiaries are considered to be indefinitely reinvested and therefore, no provision for domestic taxes have been provided thereon.  Upon repatriation of those earnings, in the form of dividends or otherwise, the Company would be subject to domestic income taxes, offset (all or in part) by foreign tax credits, related to income and withholding taxes payable to the various foreign countries.  Determination of the amount of  unrecognized deferred domestic income tax liability is not practicable due to the complexities associated with its hypothetical calculations; however, unrecognized  foreign tax credit carryforwards would be available to reduce some portion of the domestic liability.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Foreign Currency Translation and Transactions

The Company’s functional currency is the U.S. dollar. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense transactions are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders’ equity and are reflected in the accompanying consolidated statements of comprehensive loss.  The Company’s foreign exchange transaction gains (losses) are generally included in “costs of revenue” in the consolidated statements of operations.

Stock-Options

On September 8, 2003, the Company adopted the fair value provisions of SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”.  SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation (see Note 9).

Under the fair value provisions of SFAS No. 123, the fair value of each stock-based compensation award is estimated at the date of grant, using the Black Scholes option-pricing model for stock option awards.  The Company did not have a historical basis for determining the volatility and expected life assumptions in the model due to the Company’s limited market trading history, therefore the assumptions used for these amounts are an average of those used by a select group of related industry companies. Most stock-based awards have graded vesting (i.e. portions of the award vest at different dates during the vesting period).  The Company  recognizes the related stock-based compensation expense of such awards on a straight-line basis over the vesting period. Upon consummation of the Company’s Plan of Reorganization, all outstanding stock options with respect to MFN’s common stock were cancelled.

Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share Based Payment” using the modified prospective method.  SFAS No. 123R requires all share based awards granted to employees to be recognized as compensation expense over the vesting period, based on fair value.  The fair value method under SFAS No. 123R is similar to the fair value method under SFAS No. 123 with respect to measurement and recognition of stock based compensation expense except that SFAS No. 123R requires an estimate of future forfeitures, whereas SFAS No. 123 allowed Companies to estimate forfeitures or recognize the impact of forfeitures as they occur.  As the Company recognized the impact of forfeitures as they occur upon adoption of SFAS No. 123, the adoption of SFAS No. 123R will result in different accounting treatment, but it will not have a material impact on the Company’s consolidated financial statements.

The following are the assumptions used to calculate the weighted average fair value of stock options granted:

			Perior from
	Year Ended		September 8, 2003
	December 31,		to December 31,
	2005	2004	2003
Dividend yield	0%	0%	0%
Expected volatility	80.00%	80.00%	80.00%
Risk-free interest rate	3.99%	3.61%	3.15%
Expected life (years)	4.00	4.00	5.00
Weighted average fair value of options granted	$16.25	$21.11	$14.24

Restricted Stock Units

Compensation cost for restricted stock unit awards is measured based upon the quoted market price for the stock on the date of grant.  The compensation cost is recognized on a straight-line basis over the vesting period (see Note 9).

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Stock Warrants

In connection with the Plan of Reorganization described in Note 1 and Note 2, the Company issued to holders of general unsecured claims as part of the settlement of such claims (i) five year warrants to purchase 709,459 shares of common stock with an exercise price of $20.00 per share (expiring September 8, 2008) and (ii) seven year stock warrants to purchase 834,658 shares of common stock with an exercise price of $24.00 per share (expiring September 8, 2010).  The stock warrants are treated as equity upon their exercise based upon the terms of the warrant and cash received. Stock warrants exercised amounted to 1,229 and 5,101, in 2005 and 2004, respectively.  There were no warrants exercised during the period from September 8, 2003 to December 31, 2003 (see Note 9).

Fair Value of Financial Instruments

The Company’s consolidated balance sheets include the following financial instruments: short-term cash investments, trade accounts receivable and trade accounts payable. The Company believes the carrying amounts in the financial statements approximates the fair value of these financial instruments due to the relatively short period of time between the origination of the instruments and their expected realization or the interest rates which approximate current market rates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and accounts receivable.  The Company does not enter into financial instruments for trading or speculative purposes.  The Company’s cash and cash equivalents are invested in investment-grade, short-term investment instruments with high quality financial institutions.   The Company’s trade receivables, which are unsecured, are geographically dispersed, and no single customer accounts for greater than 10% of consolidated accounts receivable, net.  The Company performs ongoing credit evaluations of its customers’ financial condition. The allowance for non-collection of accounts receivable is based upon the expected collectibility of all accounts receivable.  The Company places its cash and cash equivalents primarily in commercial bank accounts in the United States.  Account balances generally exceed federally insured limits.

401 (K) and Other Post-Retirement Benefits

The Company has a Profit Sharing & 401(K) Plan (the “Plan”) for its employees in the U.S., which permits employees to make contributions to the Plan on a pre-tax salary reduction basis in accordance with the provisions of the Internal Revenue Code and permits the employer to provide discretionary contributions.  All full-time employees are eligible to participate in the Plan at the beginning of the quarter following three months of service. Eligible employees may contribute up to 15% of their annual compensation, subject to the limitations defined by the Internal Revenue Code. The Company matches 50% of the employee’s contributions, up to the amount set forth in the Plan, which matching amount vests based on years of service. The Company’s subsidiaries in the United Kingdom have a similar plan which matches up to 5% of U.K. employee contributions.

The Company contributed $0.6, $0.6 and $0.1 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively, for its obligations under these plans.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, (“Interpretation No. 48”).  This Interpretation clarifies the accounting for uncertainty in income tax recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  This Interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company is currently evaluating the impact of adopting Interpretation No. 48.

In June 2006, the Emerging Issues Task Force (“EITF”) ratified the consensus on EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement” (“EITF 06-3”).  EITF 06-3 requires that companies disclose their accounting policy regarding the gross or net presentation of certain taxes.  Taxes within the scope of EITF 06-3 are any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but are not limited to, sales, use, value added and some excise taxes.  In addition, if such taxes are significant, and are presented on a gross basis, the amounts of those taxes should be disclosed.  EITF 06-3 was effective for our quarterly reporting period ending March 31, 2007.  There was no impact on our financial position and results of operations.  The Company’s policy is to record taxes within the scope of EITF 06-3 on a net basis.

The FASB issued SFAS No. 157, “Fair Value Measurements”, in September 2006. SFAS No.157 clarifies that the fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants.  This statement also requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique and/or the risks inherent in the inputs to the model if market participants would also include such an adjustment.  The provisions of SFAS No. 157 are effective for fiscal periods beginning after November 15, 2007 and are to be applied prospectively.  The Company is currently evaluating the impact of adopting SFAS No. 157.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 3:   PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets of continuing operations consist of the following:

	December 31,
	2005	2004	2003
Prepaid property taxes	$2.9	$3.1	$4.6
Prepaid rent	2.1	2.6	2.3
Prepaid right of way charges	1.5	1.1	1.5
Prepaid insurance	1.2	1.4	4.3
Prepaid maintenance	0.9	1.0	1.7
Preference payments receivable	0.9	3.4	4.4
Deposit on sale of data center	—	1.0	—
Notes receivable	—	0.1	5.1
Other receivables	1.0	0.6	1.5
Other prepaids	0.5	0.8	—
Total	$11.0	$15.1	$25.4

NOTE 4:  PROPERTY AND EQUIPMENT

Property and equipment of continuing operations consist of the following:

	December 31,
	2005	2004	2003
Land and building (1)	$6.5	$—	$—
Leasehold improvements	4.2	4.2	4.0
Furniture, fixtures and equipment	11.9	9.7	6.8
Network infrastructure assets, including transmission equipment	377.4	352.1	330.8
Total property and equipment	400.0	366.0	341.6
Accumulated depreciation and amortization	(94.8)	(53.7)	(13.0)
Property and equipment, net	$305.2	$312.3	$328.6

Depreciation and amortization expense related to property and equipment of continuing operations for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003 was approximately $43.1, $40.8 and $13.0, respectively.

(1) The land and building were sold as part of the sale of data centers in the fourth quarter of 2006.  See Note 15, “Subsequent Events — Data Center Sales.”

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 5:  ACCRUED EXPENSES

Accrued expenses of continuing operations consist of the following:

	December 31,
	2005	2004	2003
Accrued transaction taxes, including related interest	$16.7	$9.9	$4.3
Accrued payroll, bonuses and employee benefits	9.3	6.9	5.0
Accrued capital expenditures	6.4	1.2	0.2
Deferred fair market value rent	4.2	5.1	5.3
Accrued conduit, right of way and occupancy expenses	3.5	3.1	0.8
Asset retirement obligations	3.1	3.6	3.4
Accrued property tax	2.0	8.9	13.3
Accrued other professional fees, including directors fees	2.0	0.7	2.3
Accrued telecommunication costs	1.7	2.8	0.6
Accrued repairs and maintenance	1.5	0.9	0.8
Accrued utilities	0.8	0.9	0.5
Accrued accounting and auditing fees	0.8	0.5	0.7
Accrued reorganization costs	0.7	1.7	4.3
Accrued lease termination obligation	0.6	0.6	0.6
Accrued SEC investigation expense	0.3	0.3	0.4
Capital lease obligation	0.1	0.1	0.1
Other	1.4	3.9	1.2
Accrued interest	—	—	2.2
Reserve for contract default (1)	—	9.0	9.0
Total	$55.1	$60.1	$55.0

(1) Amount represents the obligation of MFN B.V. (Netherlands), a wholly owned subsidiary of the Company for liquidated damages due to unfulfilled purchase commitments under a contract to purchase fiber optic cable. In 2005, the Company, through its subsidiary, settled the obligation for a nominal amount.  The Company recorded the write-off of the obligation in other income in the consolidated statement of operations for the year ended December 31, 2005 (see Note 11).

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 6:  INCOME TAXES

Income taxes have been provided based upon the tax laws and rates in the countries in which operations are conducted and income is earned. The provision for income taxes for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003 is as follows:

			Period from
	Year Ended		September 8, 2003
	December 31,		to December 31,
	2005	2004	2003
Current— State	$0.4	$0.5	$0.3
Total Income Tax Provision	$0.4	$0.5	$0.3

Deferred income taxes result from temporary differences in the financial reporting basis and tax basis of assets and liabilities.  The amounts shown on the following table represent the total differences between the Company’s consolidated tax return basis of assets and liabilities and the corresponding basis of assets and liabilities and the corresponding basis for financial reporting.  The following is a summary of the significant items giving rise to components of the Company’s deferred tax assets and liabilities.

	December 31,
	2005	2004	2003
Deferred Tax Assets:
Property and Equipment	$521.2	$517.9	$589.5
Net Operating Loss (“NOL”) Carryforwards	271.2	302.4	181.6
Accruals and Reserves	19.9	21.2	19.0
Rent	13.4	18.4	18.4
Deferred Compensation	4.7	3.2	0.5
Other	28.0	30.0	32.0
Total Deferred Tax Assets	858.4	893.1	841.0
Valuation Allowance	(729.2)	(757.4)	(699.7)
Net Deferred Tax Assets	129.2	135.7	141.3
Deferred Tax Liabilities:
Deferred Revenue	(129.2)	(135.7)	(141.3)
Total	$—	$—	$—

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

			Period from
	Year Ended		September 8, 2003
	December 31,		to December 31,
	2005	2004	2003
Loss from continuing operations before income taxes:
Domestic	$(13.1)	$(32.4)	$(22.4)
Foreign	5.9	(3.8)	(3.5)
Total	$(7.2)	$(36.2)	$(25.9)
Rate Reconciliation:
Tax at statutory rate	(35.0)%	(35.0)%	(35.0)%
State income tax, net of federal benefit	3.6%	0.9%	0.8%
Valuation allowance	33.2%	35.0%	35.2%
Permanent items	3.8%	0.5%	0.2%
Tax provision	5.6%	1.4%	1.2%

The Company established a valuation allowance related to deferred tax assets based on current years’ results of operations and anticipated profit levels in future periods, since it is more likely than not that its deferred tax assets will not be realized in the future.

In connection with the Company’s emergence from bankruptcy, the Company realized substantial cancellation of debt income (“CODI”).  This income was not taxable for U.S. income tax purposes because the CODI resulted from the Company’s reorganization under the Bankruptcy Code.  However, for U.S. income tax reporting purposes, the Company is required to reduce certain tax attributes, including (a) net operating loss carryforwards, (b) capital losses, (c) certain tax credit carryforwards, and (d) tax basis in assets, in a total amount equal to the gain on the extinguishment of debt.  The reorganization of the Company on the Emergence Date constituted an ownership change under Section 382 of the Internal Revenue Code, and the use of any of the Company’s NOL’s, capital losses, and tax credit carryforwards, that are not reduced pursuant to these provisions, and certain subsequently recognized “built-in” losses and deductions, if any, existing prior to the ownership change, will be subject to an overall annual limitation.

As of December 31, 2005, the Company has domestic NOL carryforwards of $401.5 and foreign NOL carryforwards of $646.6.  Certain of these NOL carryforwards begin to expire in 2024.  The Company’s annual limitation under the ownership change rules in the U.S. is $8.1.  Accordingly, the Company estimates that $208.3 of its NOL carryforwards may be subject to limitation by United States Internal Revenue Code Section 382.  Additionally, $387.8 of the future depreciation deductions are subject to limitation because of the ownership change.  Consequently, the gross deferred tax assets relating to property and equipment and NOL’s have been reduced by $238.4 in the aggregate.

The Company and its subsidiaries’ income tax returns are routinely examined by various tax authorities.  In management’s opinion, adequate provision for income taxes has been made for all open years in accordance with SFAS No. 5, “Accounting for Contingencies.”

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 7:  DISCONTINUED OPERATIONS AND DISPOSITIONS

As of the fresh start date, the Company was actively trying to market or divest itself of most of its non-United Kingdom European operations.  Accordingly, under the criteria prescribed in SFAS No.144, the Company is required to account for these entities as discontinued operations for all periods presented.

In September 2003, the Company sold 100% of the issued and outstanding stock of AboveNet Deutschland GmbH to unaffiliated third parties for a nominal amount plus the assumption of its liabilities.  No gain or loss was recognized upon disposition.

In October 2003, the Company liquidated AboveNet France, EURL.  No gain or loss was recognized upon disposition.

In November 2003, the Company liquidated Metromedia Fiber Network Spain S.L.  No gain or loss was recognized upon disposition.

In March 2004, the Company sold 100% of the issued and outstanding stock of AboveNet Communications GmbH, which operated in Austria, to unaffiliated third parties for a nominal amount.   The Company recognized a loss of $0.4 upon disposition.

In June 2004, the Company sold 100% of the issued and outstanding stock of Metromedia Fiber Network Italia s.r.l. to an unaffiliated third party for a nominal amount.  The Company recognized a gain of $0.2 upon disposition.

In March 2005, the Company liquidated MFN International C.V., which operated in the Netherlands.  The Company had written down its interest in MFN International C.V. to its estimated fair value at the fresh start date and accordingly, no gain or loss was recognized upon disposition.

In April 2005, the Company liquidated Metromedia Fiber Network (Switzerland) GmbH.  The Company had written down its interest in Metromedia Fiber Network (Switzerland) GmbH to its estimated fair value at the fresh start date and accordingly, no gain or loss was recognized upon disposition.

In June 2005, the Company liquidated Metromedia Fiber Network Belgium BVBA.  No gain or loss was recognized upon disposition.

In August 2005, the Company liquidated Metromedia Fiber Network Services GmbH of Austria.  No gain or loss was recognized upon disposition.

In January 2006, the Company liquidated Sitesmith Netherlands B.V.  No gain or loss was recognized upon disposition.

In February 2006, the Company liquidated Metromedia Fiber Network Sweden A.B.  No gain or loss was recognized upon disposition.

In November, 2006 the Company sold 100% of the issued and outstanding stock of AboveNet UK Limited (“AUK”). The Company will treat AUK as a discontinued operation in the financial statements included in its Form 10-K for the year ended December 31, 2006.  Because it is management’s intention to file the Company’s 2006 Form 10-K in the near future, the Company reported AUK as a discontinued operation for all periods presented herein.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

The following is a summary of the results of the discontinued operations, described above:

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Revenue	$1.7	$2.8	$1.9
Costs of revenue	1.6	1.6	1.5
Selling, general and administrative expenses	0.8	2.1	1.1
Operating loss	(0.7)	(0.9)	(0.7)
Other income (expense)	(0.1)	—	0.4
Loss from discontinued operations before dispositions	(0.8)	(0.9)	(0.3)
Loss on disposition of discontinued operations	—	(0.2)	—
Loss from discontinued operations	$(0.8)	$(1.1)	$(0.3)

NOTE 8:  LOSS PER COMMON SHARE

Basic loss per common share is computed as net loss divided by the weighted-average number of common shares outstanding for the period. As a result of the Company’s net losses in the periods presented, diluted loss per common share is the same as basic loss per common share because the inclusion of the dilutive securities would be anti-dilutive for each of the periods presented herein. Total weighted average shares utilized in computing basic and diluted loss per common share were 10,596,244, 10,550,249 and 10,499,961 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively. Dilutive securities include stock options, restricted stock units and stock warrants. Due to the Company’s net losses, dilutive securities, utilizing the treasury stock method, amounting to 565,240, 760,053 and 999,622 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively, were excluded due to being anti-dilutive.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

NOTE 9:   STOCK-BASED COMPENSATION

Stock-based expenses for each period relate to share-based awards granted under the Company’s 2003 Incentive Stock Option and Stock Grant Plan (the “2003 Stock Incentive Plan”) and reflect awards outstanding during such period, including awards granted both prior to and during such period. The 2003 Stock Incentive Plan became effective on September 8, 2003.  Under the 2003 Stock Incentive Plan, the Company is authorized to issue, in the aggregate, share-based awards of up to 1,064,956 common shares to employees, directors and consultants who are selected to participate.  At December 31, 2005, the Company had 142,670 shares available for future awards under the 2003 Stock Incentive Plan. Stock Based Compensation is recorded in costs of revenue and selling general and administrative expenses based upon the allocation of payroll expense.

Stock Options

During the year ended December 31, 2005, the Company awarded 111,000 stock options of which 91,330 have a ten year life and vest ratably on each of the first, second and third anniversaries of the date of the grant and have exercise prices ranging from $25.00 to $33.00 and 19,670 are options that vest or have vested pursuant to certain previous grants, have a ten year life and have an exercise price of $25.00 per option.  During the year ended December 31, 2004, the Company awarded an aggregate 148,485 stock options, which have a ten year life and vest ratably on each of the first, second and third anniversaries of the date of the grant and had original exercise prices ranging from $30.00 to 36.50 per share.  During the period from September 8, 2003 to December 31, 2003 the Company awarded an aggregate 511,950 stock options, which have a ten year life and vest ratably on each of the first, second and third year anniversaries of the date of the grant and have exercise prices ranging from $20.95 to $57.00 per share.  The Company recognized non-cash stock- based compensation expense amounting to $2.2, $3.3 and $1.3 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively, with respect to stock options granted.

Information regarding options granted and outstanding for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003 is summarized below:

	Number Outstanding	Weighted Average Exercise Price
Balance as of September 8, 2003	—	—
Granted	511,950	$22.02
Forfeited	(79,350)	$20.95
Balance as of December 31, 2003	432,600	$22.22
Granted	148,485	$34.81
Forfeited	(100,820)	$23.67
Balance as of December 31, 2004	480,265	$25.80
Granted	111,000	$26.65
Forfeited	(65,695)	$29.34
Balance as of December 31, 2005	525,570	$25.54

The following table summarizes information concerning outstanding and exercisable stock options at December 31, 2005:

Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price per Share	Options Exercisable	Weighted Average Exercise Price per Share
$20.95	291,945	7.7	$20.95	200,130	$20.95
$25.00	77,000	9.7	$25.00	6,426	$25.00
$30.00 - $40.00	155,275	8.6	$34.16	46,625	$34.68
$57.00	1,350	8.0	$57.00	900	$57.00
Total	525,570	8.3	$25.54	254,081	$23.70

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

Restricted Stock Units

For the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, the Company awarded 26,000, 91,000 and 414,866, respectively, restricted stock units to employees of the Company under the 2003 Stock Incentive Plan.  The restricted stock units granted in 2003 vest 20% at grant date and then ratably on the first, second, third and fourth anniversaries of the date of the grant.  The restricted stock units granted in 2005 and 2004 generally vest ratably on the first, second, third and fourth anniversaries of the respective grant.  The restricted stock units require the Company to deliver a fixed number of shares to the employees on a fixed date after they have vested.  The restricted stock units are subject to full or partial vesting in the event the employee’s employment is terminated and vest fully in the event of an employee’s death. The issuance of vested shares related to the restricted stock units is subject to certain restrictions as provided by the 2003 Stock Incentive Plan, which is compliant with Section 409(A) of the Internal Revenue Code. Pursuant to the restricted stock unit agreements between the Company and its executives in the event that at the time of delivery of the stock underlying the restricted stock units may not be sold by the executive for reasons set forth in the agreements, at the executive’s request, the Company is obligated to purchase sufficient shares of stock to cover the executive’s minimum tax withholding obligations. In 2005, the Company issued 41,122 common shares for vested restricted stock units.  The Company records as stock-based compensation expense, the fair value of restricted stock units awarded as of the grant date, ratably over the vesting period. The Company recognized non-cash stock-based compensation expense amounting to $1.8, $1.6 and $2.3 for the years ended December 31, 2005 and 2004 and for the period from September 8, to December 31, 2003, respectively with respect to restricted stock units awarded.

The following schedule summarizes the activity for the Company’s Restricted Stock Units for the periods presented:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Market Value
Balance at September 8, 2003	—
Granted	414,866	$21.21
Forfeited	(117,000)	$20.95
Balance as of December 31, 2003	297,866	$21.31
Granted	91,000	$34.09
Forfeited	(18,150)	$28.09
Balance as of December 31, 2004	370,716	$24.12
Granted	26,000	$26.50
Issued	(41,122)	$20.95
Balance as of December 31, 2005	355,594	$24.66

Stock Warrants

Under the Plan of Reorganization, unsecured note holder claims and general secured claims were settled, in part, by included the distribution of five-year stock warrants to purchase 709,459 shares of common stock at $20.00 per share and sever-year stock warrants to purchase 834,658 shares of common stock at $24.00 per share (see Note 1).

The following table summarizes the activity for the Company’s Stock warrants for the periods presented:

	Five-year Stock Warrants	Seven-year Stock Warrants	Weighted Average Grant Date Fair Market Value
Balance at September 8, 2003	—	—
Granted	709,459	834,658	$22.16
Exercised	—	—
Balance as of December 31, 2003	709,459	834,658	$22.16
Exercised	(2,880)	(2,221)	$21.74
Balance as of December 31, 2004	706,579	832,437	$22.16
Exercised	(1,067)	(162)	$20.53
Balance as of December 31, 2005	705,512	832,275	$22.16

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

NOTE 10: LONG-TERM DEBT

A.            Term Loan

In October 2001, the Company entered into a $150 loan agreement (“Senior Secured Note”) with a group of lenders, which was secured by a first lien on all of the Company’s assets. The Senior Secured Note remained outstanding through the bankruptcy period and was paid down to a balance of $94.1 immediately prior to the Company’s emergence from bankruptcy. In accordance with the Company’s Plan of Reorganization, a 16.67% participant in the syndicate of lenders forgave its portion of the outstanding balance in exchange for shares of the reorganized Company and, accordingly, $15.7 of the balance of the Senior Secured Note was reclassified to debt subject to compromise. Additionally, as part of the Plan of Reorganization, the Company and lenders entered into a new agreement as of September 8, 2003, which provided for a $78.4 term loan (“Term Loan”) at 11%.  The Term Loan which was originally scheduled to mature on September 8, 2008, was secured by a first lien on all of the assets of the Company, was guaranteed by all of the Company’s domestic and certain foreign subsidiaries and contained certain prepayment provisions. In December, 2003, the Company completed a $50 rights offering and used proceeds of $8.4 to reduce the Term Loan. In July 2004, the Company utilized proceeds from the sale of German operations to pay down $.5 of the Term Loan. Additionally, as part of the Company’s settlement of certain litigation, an additional $7.5 principal amount of the Term Loan was forgiven and recorded as “Other income” during the year ended December 31, 2004 (see Note 11).  On August 10, 2004, the Company paid the entire outstanding balance of the Term Loan of $62.0, plus accrued interest.  The term loan is included in long-term liabilities on the consolidated balance sheet as of December 31, 2003.

B.            Obligation under Capital Lease

The Company is obligated under a capital lease for certain property and equipment.

At December 31, 2005, future minimum payments under the capital lease are as follows:

2006	$0.2
2007	0.2
2008	0.2
2009	0.2
2010	0.2
Thereafter	1.7
Total minimum lease payments	2.7
Less: amount representing interest	(1.0)
Obligation under capital lease	1.7
Less: current portion	(0.1)
Total long-term obligation	$1.6

The current portion of the obligation under capital lease is reported within “Accrued expenses” and the long-term portion is reported within “Other long-term liabilities”.   At December 31, 2005, the depreciated cost of property and equipment subject to capital lease was $0.6, which is net of a $4.4 write-down to fair market value made pursuant to SOP 90-7.

NOTE 11: OTHER INCOME

Other income consists of the following:

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Gain on settlement of liabilities (see Note 5)	$9.0	$—	$—
Forgiveness of term loan (see Note 10)	—	7.5	—
(Loss) gain on foreign currency	(1.2)	0.6	0.6
Loss on sale of data center	(1.3)	—	—
Gain on lease termination	3.5	—	—
Other	(0.4)	1.1	0.8
Total	$9.6	$9.2	$1.4

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 12: COMMITMENTS AND CONTINGENCIES

The Company has commitments under various non-cancelable operating leases for office and equipment space, equipment rentals, right-of-way contracts, building access and franchise fees and network capacity contracts with terms expiring through 2026.  The company has various sublet arrangements with third parties.  Estimated future payments, net of receipts with respect to these contractual obligations are as follows:

2006	$42.5
2007	33.0
2008	24.6
2009	20.9
2010	14.4
Thereafter	84.1
Total	$219.5

The expenses incurred for the above described obligations for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003 in continuing operations were $33.3, $36.3 and $12.4, respectively, which is net of sublease receipts of $1.9, $0.6 and $0.2 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.  The rental expense reflected is also net of the amortization of deferred fair value rent which represents the difference between the present value of the contractual obligations under the leases in place as of the fresh start date and the fair market value of such obligations.  The Company recorded $5.1, $5.4 and $1.8 in the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively, as reductions to rent expense in continuing operations.  At December 31, 2005, 2004 and 2003, the deferred fair value rent balance was $33.7, $46.3 and $46.3 respectively, of which $4.2, $5.1 and $5.3, respectively, are included in accrued expenses and $29.5, $41.2 and $41.0, respectively, are included in other long-term liabilities on the related consolidated balance sheets. Sublease receipts amounted to $1.9, $0.6 and $0.2 for the years ended December 31, 2005 and 2004 and for the period from September 8, 2003 to December 31, 2003, respectively.

At December 31, 2005, the Company is committed to construct approximately $8.2 related to network infrastructure.

The Company maintains employment agreements with its key executives.  The agreements, among other things, maintain certain change in control and severance provisions.

The Company is subject to various legal proceedings and claims which arise in the normal course of business.  The Company evaluates, among other things, the degree of probability of an unfavorable outcome and reasonably estimates the amount of potential loss.  As of December 31, 2005, the Company does not believe that the outcome of any legal proceeding would have a material adverse effect on the Company’s financial position.

SEC Investigation

The Securities and Exchange Commission (the “SEC”) initiated a formal investigation of MFN (the pre-bankruptcy emergence predecessor to the Company) in June 2002. On December 15, 2006, the Company received a “Wells” notice from the SEC staff in connection with such investigation indicating that the SEC staff was considering recommending that the SEC bring a civil injunctive action against the Company alleging that the Company violated various provisions of the federal securities laws. In response to the Wells notice, the Company provided the SEC with a written submission setting forth reasons why the Company believed that a civil injunctive action should not be authorized by the SEC.

On March 19, 2007 the Company received a notice from the SEC staff stating that the investigation of Metromedia Fiber Network, Inc. has been terminated and that no enforcement action has been recommended to the SEC. Such notice was provided to the Company under the guidelines of the final paragraph of Securities Act Release No. 5310 which states, among other things, that “[such notice] must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff’s investigation of that particular matter. All that such a communication means is that the staff has completed its investigation and that at that time no enforcement action has been recommended to the Commission.”

NOTE 13:  RELATED PARTY TRANSACTIONS

A member of the Company’s Board of Directors is also the Co-Chairman, Chief Executive Officer and co-founder of a telecommunications company.  The Company sold services and/or material in the normal course of business to the telecommunications company in the amount of $0.1 in 2005.  No amounts were outstanding at each of the balance sheet periods.  There was no related party activity for the year ended December 31, 2004 and for the period from September 8, 2003 to December 31, 2003. All activity between the parties was conducted as independent arms length transactions consistent with similar terms and circumstances with any other customers or vendors. All accounts between the two parties are settled in accordance with invoice terms.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 14:  SEGMENT REPORTING

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” defines operating segments as components of an enterprise for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources. The Company operates its business as one operating segment.

Geographic Information

Company information provided on geographic sales is based on the order location of the customer. Long-lived assets are based on the physical location of the assets. The following table presents revenue and long-lived asset information for geographic areas:

	Year Ended December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Revenue
United States	$204.1	$174.9	$56.2
United Kingdom	16.4	13.6	2.9
Other	0.7	1.6	0.5
Eliminations	(1.5)	(0.8)	—
Consolidated Worldwide	$219.7	$189.3	$59.6

	December 31,		Period from September 8, 2003 to December 31,
	2005	2004	2003
Long-lived assets
United States	$284.3	$290.2	$308.4
United Kingdom	20.6	22.0	20.1
Other	0.3	0.1	0.1
Consolidated Worldwide	$305.2	$312.3	$328.6

NOTE 15:   SUBSEQUENT EVENTS

Data Center Sales

In the fourth quarter of 2006, the Company sold certain assets, net of certain liabilities, related to its data center facilities in New York, California, Virginia and London, England for cash proceeds of $44.1.